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                                                              EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
TriQuint Semiconductor, Inc.:



We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 7, 1997, relating to the balance sheets of TriQuint Semiconductor, Inc. as of December 31, 1996 and 1995, and the related statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, which appears in TriQuint Semiconductor, Inc.'s annual report on Form 10-K filed pursuant to the Securities Exchange Act of 1934.


                                       /s/ KPMG Peat Marwick LLP

                                       KPMG Peat Marwick LLP

Portland, Oregon
March 30, 1998